Exhibit 99

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2015	2014	V%	2015	2014	V%

Revenues
Revenues from services	$6,196	$6,241		$11,098	$12,778
Sales of goods	22	34		43	61
Total revenues	6,218	6,275	(1)%	11,141	12,839	(13)%

Costs and expenses
Costs of sales, operating and administrative expense	2,873	2,649		5,677	5,204
Interest	996	1,024		1,945	2,123
Investment contracts, insurance losses and insurance
annuity benefits	710	698		1,354	1,341
Provision for losses on financing receivables	783	948		3,898	1,835
Total costs and expenses	5,362	5,319	1%	12,874	10,503	23%

Earnings (loss) from continuing operations before income taxes	856	956	(10)%	(1,733)	2,336	U
Benefit (provision) for income taxes	(384)	217		(6,211)	94

Earnings (loss) from continuing operations	472	1,173	(60)%	(7,944)	2,430	U
Earnings (loss) from discontinued operations, net of taxes	(3,747)	665		(9,985)	1,364

Net earnings (loss)	(3,275)	1,838	U	(17,929)	3,794	U
Less net earnings (loss) attributable to noncontrolling interests	93	10		184	21
Net earnings (loss) attributable to GECC	(3,368)	1,828	U	(18,113)	3,773	U
Preferred stock dividends declared	(161)	(161)	-%	(161)	(161)	-%
Net earnings (loss) attributable to GECC common shareowner	$(3,529)	$1,667	U	$(18,274)	$3,612	U

Amounts attributable to GECC common shareowner:
Earnings (loss) from continuing operations	$472	$1,173	(60)%	$(7,944)	$2,430	U
Less net earnings (loss) attributable to noncontrolling interests	93	10		184	21
Earnings (loss) from continuing operations attributable to GECC	379	1,163	(67)%	(8,128)	2,409	U
Preferred stock dividends declared	(161)	(161)		(161)	(161)
Earnings (loss) from continuing operations attributable to GECC
common shareowner	218	1,002	(78)%	(8,289)	2,248	U
Earnings (loss) from discontinued operations, net of taxes	(3,747)	665		(9,985)	1,364
Net earnings (loss) attributable to GECC common shareowner	$(3,529)	$1,667	U	$(18,274)	$3,612	U

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES
SUMMARY OF OPERATING SEGMENTS (UNAUDITED)

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2015	2014	V%	2015	2014	V%

Revenues
Commercial Lending & Leasing	$262	$251	4%	$505	$492	3%
Consumer	3,527	3,598	(2)%	5,585	7,200	(22)%
Energy Financial Services	396	307	29%	681	776	(12)%
GECAS	1,345	1,345	- %	2,627	2,690	(2)%
Total segment revenues	5,530	5,501	1%	9,398	11,158	(16)%
GECC corporate items and eliminations	688	774	(11)%	1,743	1,681	4%
Total revenues	$6,218	$6,275	(1)%	$11,141	$12,839	(13)%

Segment profit (loss)
Commercial Lending & Leasing	$96	86	12%	$175	$162	8%
Consumer	459	472	(3)%	(2,316)	1,258	U
Energy Financial Services	109	76	43%	144	229	(37)%
GECAS	361	343	5%	668	695	(4)%
Total segment profit (loss)	1,025	977	5%	(1,329)	2,344	U
GECC Corporate items and eliminations	(646)	186	U	(6,799)	65	U
Earnings (loss) from continuing operations,
attributable to GECC	379	1,163	(67)%	(8,128)	2,409	U
Preferred stock dividends declared	(161)	(161)	- %	(161)	(161)	- %
Earnings (loss) from continuing operations attributable
to GECC common shareowner	218	1,002	(78)%	(8,289)	2,248	U
Earnings (loss) from discontinued operations, net of taxes,
attributable to GECC	(3,747)	665	U	(9,985)	1,364	U
Net earnings (loss) attributable to GECC common shareowner	$(3,529)	$1,667	U	$(18,274)	$3,612	U

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES
CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)

(Dollars in billions)	June 30, 2015	December 31, 2014

Assets
Cash & marketable securities	$114.0	$107.3
Inventories	-	0.1
Financing receivables - net	81.1	122.5
Property, plant and equipment - net	34.8	31.5
Goodwill & intangible assets - net	12.8	12.3
Other assets	32.4	37.7
Financing receivables held for sale	28.0	0.8
Assets of businesses held for sale	5.3	3.5
Assets of discontinued operations	154.9	186.9
Total assets	$463.3	$502.6

Liabilities and equity
Borrowings and bank deposits	$296.4	$317.7
Investment contracts, insurance liabilities and insurance annuity benefits	27.4	28.0
Other liabilities	20.1	15.4
Liabilities of businesses held for sale	0.4	2.4
Liabilities of discontinued operations	48.9	48.7
GECC shareowners' equity	67.0	87.5
Noncontrolling interests(a)	3.1	2.9
Total liabilities and equity	$463.3	$502.6

(a)	Included $2.4 billion related to the Synchrony Financial initial public offering.